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                                  Exhibit h

                           ALLIED CAPITAL CORPORATION
                                RIGHTS OFFERING

                          Soliciting Dealer Agreement

THE OFFER WILL EXPIRE AT 5:00 PM, EASTERN STANDARD TIME, ON FEBRUARY 27, 1996, UNLESS EXTENDED.

To Securities Brokers and Dealers:

Allied Capital Corporation (the "Company") is issuing to its stockholders of record as of the close of business on January 22, 1996 (the "Record Date) subscription rights ("Subscription Rights") to subscribe for an aggregate of 885,448 shares (the "Shares") of common stock, par value $1.00 per share, of the Company upon the terms and subject to the conditions set forth in the Company's Prospectus dated January 25, 1996 (the "Offer"). Each stockholder of record on the Record Date is being issued one Subscription Right for each full share of common stock owned on the Record Date. No fractional Subscription Rights will be issued. The Subscription Rights are non-transferable and will not be quoted for trading on the Nasdaq National Market System ("Nasdaq") or on any other exchange. The Subscription Rights entitle stockholders to acquire at the Subscription Price (as hereinafter defined) one Share for each seven Subscription Rights held in the Primary Subscription. The Subscription Price per Share will be 95% of the average of the last reported sale price of a share of the Company's common stock on Nasdaq on the date of expiration of the Offer (the "Pricing Date") and on the four preceding business days. The Subscription Period commences on January 29, 1996 and ends at 5:00 pm, Eastern Standard Time, on February 27, 1996 (the "Expiration Date"), unless extended by the Company at its sole discretion. Any stockholder who fully exercises all Subscription Rights issued to him is entitled to subscribe for Shares which were not otherwise subscribed for by others in the Primary Subscription (the "Over-Subscription Privilege"). Shares acquired pursuant to the Over-Subscription Privilege are subject to increase and allotment, as more fully discussed in the Prospectus.

The Company will pay Soliciting Fees (as hereinafter defined) to any qualified broker or dealer who solicits the exercise of Subscription Rights in connection with the Offer and who complies with the procedures described below (each such broker or dealer, a "Soliciting Dealer"). Upon timely delivery to American Stock Transfer and Trust Company, the Company's subscription agent for the Offer (the "Subscription Agent") of payment for Shares purchased pursuant to the exercise of Subscription Rights and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, a Soliciting Dealer hereunder will be entitled to receive fees equal to 2.5% of the Subscription Price per Share purchased pursuant to exercise of the Subscription Rights by such Soliciting Dealer's customers (the "Soliciting Fees"). A qualified broker or dealer is a broker or dealer that is a member of a registered national securities exchange in the United States or the National Association of Securities Dealers, Inc. ("NASD") or otherwise eligible to participate under the NASD Rules.

The Company hereby agrees to pay the Soliciting Fees payable to each such Soliciting Dealer. Solicitation and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Securities and Exchange Commission and the NASD, including but not limited to Sections 8, 24, 25 and 36 of Article III of the NASD Rules of Fair Practice, or any other applicable self-regulatory organization and only in those states and other jurisdictions where those solicitations and other activities may be undertaken in accordance with the laws in those states and other jurisdictions. Compensation will not be paid for solicitations in any state or jurisdiction in which, in the opinion of counsel to the Company, compensation may not be lawfully paid. No Soliciting Dealer will be paid Soliciting Fees with respect to Shares purchased pursuant to an exercise of Subscription Rights for its own account or for the account of any affiliate of the Solicitor Dealer. No Soliciting Dealer or any other person is authorized by the Company to give any information or make any representations in connection with the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Company through the Company's Information Agent and Offering Coordinator, Shareholder Communications Corporation. No Soliciting Dealer is authorized to act as agent of the Company in any connection or transaction. In addition, nothing contained in this Soliciting Dealer Agreement will cause the Soliciting Dealer to become a partner with the Company or create any other association between the Soliciting Dealer and the Company, or will render the Company liable for the obligations of any Soliciting Dealer. The Company will be under no liability to make any payment to any Soliciting Dealer except as otherwise set forth herein.
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In order for a Soliciting Dealer to receive Soliciting Fees: (i) Shareholder
Communications Corporation, the Company's Information Agent and Offering Coordinator, must have received from that Soliciting Dealer, no later than 5:00 pm, Eastern Standard Time, on the Expiration Date, a properly completed and duly executed Soliciting Dealer Agreement. The Subscription agent must have received the Beneficial Owner Certification (in the form provided by the Company)(or a facsimile thereof), and (ii) Subscription Rights must be exercised and Shares must be paid for as and when set forth in the Prospectus.

All questions as to the form, validity and eligibility (including time of receipt) of the Soliciting Dealer Agreement will be determined by the Company's Information Agent and Offering Coordinator, in its sole discretion, which determination will be final and binding. Unless waived, any irregularities in connection with a Soliciting Dealer Agreement must be cured within such time as the Company may determine. None of the Company, Shareholder Communications Corporation, the Company's Subscription Agent, or any other person will be under any duty to give notification of any defects or irregularities in any Soliciting Dealer Agreement or incur any liability for failure to give that notification.

Execution and delivery of this Soliciting Dealer Agreement and the acceptance of Soliciting Fees from the Company by a Soliciting Dealer constitute a representation and warranty by that Soliciting Dealer to the Company that: (i) it has received and reviewed the Prospectus; (ii) in soliciting purchases of Shares pursuant to the exercise of the Subscription Rights, it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the applicable rules and regulations thereunder, any applicable securities laws of any state or other jurisdiction where such solicitations may lawfully be made and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange;
(iii) in soliciting purchases of Shares pursuant to the exercise of the Subscription Rights, it has not published, circulated or used any soliciting materials other than the Prospectus and any other authorized solicitation material furnished by the Company through Shareholder Communications Corporation;(iv) it has not purported to act as agent of the Company in any connection or transaction relating the Offer; (v) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and complete;
(vi) it is not affiliated with the Company; (vii) the Soliciting Fees being paid are not being paid with respect to Shares purchased by it or an affiliate pursuant to an exercise of Subscription Rights for its own or the affiliates account; (viii) it will not remit, directly or indirectly, any part of the Soliciting Fees paid by the Company pursuant to the terms of this Soliciting Dealer Agreement to any beneficial owner of Shares purchased pursuant to the Offer; and (ix) it has agreed to the amount of the Soliciting Fees and the terms and conditions set forth in this Soliciting Dealer Agreement with respect to receiving those Soliciting Fees. By returning a Soliciting Dealer Agreement and accepting Soliciting Fees, a Soliciting Dealer agrees to indemnify the Company against losses, claims, damages and liabilities to which the Company may become subject as a result of the breach of that Soliciting Dealer's representations and warranties made in this Soliciting Dealer Agreement and described above. In making the foregoing representations and warranties, Soliciting Dealers are reminded of the possible applicability of Rule 10b-6 under the Exchange Act if they have bought, sold, dealt in or traded in any shares of the common stock of the Company for their own account since the commencement of the Offer.

The Company agrees to indemnify and hold harmless each of the Soliciting Dealers and each person, if any, who controls a Soliciting Dealer within the meaning of either Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Exchange Act (a "controlling person") from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such Selected Dealer or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement of a material fact contained in the Registration Statement of the Company on Form N-2 under the Securities Act covering the Shares or any amendment thereof or the Prospectus (as amended or supplemented if the Company has furnished any amendments or supplements thereto), or any other soliciting materials furnished by the Company through Shareholder Communications Corporation, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which such statements were made,not misleading.

Soliciting Fees due to an eligible Soliciting Dealer will be paid promptly after the Company's receipt of payment for the Shares issued upon the exercise of Subscription Rights as a result of the Soliciting Dealer's soliciting effort and upon verification by Shareholder Communications Corporation that the documentation has been received in good form.
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This Soliciting Dealer Agreement may be signed in two or more counterparts, each of which will be an original, with the same effect as if the signatures were upon the same instrument.

This Soliciting Dealer Agreement will be governed by the internal laws of the State of Maryland.

Please execute this Soliciting Dealer Agreement below, accepting the terms and conditions set forth in this Soliciting Dealer Agreement and confirming that you are a member firm of a registered national securities exchange or of the NASD or a foreign broker or dealer not eligible for membership who has conformed to the Rules of Fair Practice of the NASD in making solicitations of the type being undertake pursuant to the Offer in the United States to the same extent as if you were a member of the NASD, and certifying that you have solicited the purchase of the Shares pursuant to exercise of the Rights, all as described above, in accordance with the terms and conditions set forth in this Soliciting Dealer Agreement.

                                        /s/ DAVID GLADSTONE
                                        ----------------------------------
                                        Chairman of the Board
                                        Allied Capital Corporation

ACCEPTED AND CONFIRMED

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Printed Firm Name                       Address

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Authorized Signature                    City    State    Zip Code

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Name                                    Area Code     Telephone Number

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Title

Dated:
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            ALL SOLICITING DEALER AGREEMENTS SHOULD BE RETURNED TO:
                     SHAREHOLDER COMMUNICATIONS CORPORATION
                   by facsimile (telecopier) at 800-733-1885.
       Facsimile transmissions may be confirmed by calling 212-805-7113.

                            ALL QUESTIONS CONCERNING
              SOLICITING DEALER AGREEMENTS SHOULD BE DIRECTED TO:
                     SHAREHOLDER COMMUNICATIONS CORPORATION
                   toll free at 800-221-5724, extension 331

                   ALL BENEFICIAL OWNERSHIP CERTIFICATIONS
                            SHOULD BE RETURNED TO:

                       American Stock Transfer & Trust
                 by facsimile (telecopier) at (718) 234-5001
      Facsimile transmission may be confirmed by calling (718) 921-8238.